EXECUTION COPY


                      SECOND AMENDMENT AND AGREEMENT

          SECOND AMENDMENT AND AGREEMENT, dated as of September 9, 1997 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "BORROWER"), and BNY FINANCIAL CORPORATION, a New York corporation (the "Lender").

                                 RECITALS

          The Borrower and the Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility (the "REVOLVER FACILITY "), a $3,000,000.00 term loan facility (the "TERM LOAN A FACILITY"), and a
$3,750,000.00 term loan facility (the "TERM LOAN B FACILITY") which is secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $1,500,000.00 term loan facility (as more specifically defined below, the 'TERM LOAN C FACILITY") for the acquisition of one (1) McDonnell Douglas DC-9-51 aircraft (bearing manufacturer's serial number 47663) (the "AIRCRAFT ACQUISITION"). Subject to the terms and conditions hereof, the Lender is willing to provide the Term Loan C Facility to the Borrower and to amend certain provisions of the Existing Credit Agreement in order to effectuate the foregoing.

          In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                 ARTICLE I
                                Definitions

          1    DEFINITIONS. (a) In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply to this Amendment:

          "AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, as further amended, supplemented or otherwise modified from time to time up to and including this Amendment.

          "EXISTING CREDIT AGREEMENT": means the Credit Agreement, dated as of September 30, 1996, between the Borrower and the Lender, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Amendment.

          "SECOND AMENDMENT DOCUMENTS": this Amendment, the Sun Jet Consent and Agreement (as defined in Article III, Section 1 hereof), the Term Loan C Aircraft Chattel Mortgage (as defined in Article III, Section 1 hereof), the Sun Jet Lease (as defined in Article III, Section 1 hereof), the Sun Jet Aircraft Lease Supplement and Receipt (as defined in Article III,
Section 1 hereof), Term Note C (as defined in Article III, Section 1 hereof), and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Amendment and the transactions contemplated thereby.

          (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                ARTICLE II
                              Representations

          1    REPRESENTATIONS. (a)  The  Borrower  hereby  represents  and warrants as follows:

          (i) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.

          (ii) It has the power and authority, and the legal right, to make, deliver and perform this Amendment and the other Second Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Amendment and to authorize the execution, delivery and performance of the Second Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Second Amendment Documents to which it is a party. Each Second Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Second Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) The conditions contained in Article IV hereof have been satisfied.

          (b) The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.

                                ARTICLE III
                  Amendments to Existing Credit Agreement

          1.   AMENDMENTS TO SECTION 1. (a) Section  1.1  of  the  Existing
Credit   Agreement  is  hereby  amended  by  inserting  the  following  new definitions therein in alphabetical order:

               "SECOND   AMENDMENT":  that  certain  Second  Amendment  and
     Agreement, dated as of September 9, 1997, between the Borrower and the Lender.

               "SECOND AMENDMENT DOCUMENTS": the Second Amendment, the Sun Jet Consent and Agreement, the Term Loan C Aircraft Chattel Mortgage, the Sun Jet Lease, the Sun Jet Aircraft Lease Supplement and Receipt, Term Note C, and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Second Amendment and the transactions contemplated thereby.

               "SECOND AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the Second Amendment set forth in Article IV of the Second Amendment are first satisfied or waived.

               "SUN JET": means Sun Jet International, Inc., a Delaware corporation.

               "SUN JET AIRCRAFT LEASE SUPPLEMENT AND RECEIPT": the collective reference to the Lease Supplement and Receipt, dated as of the date of its execution and delivery between the Borrower and Sun Jet.

               "SUN JET CONSENT AND AGREEMENT": that certain Consent and Agreement, dated as of the date hereof, by and among Sun Jet, the Borrower and the Lender, in respect of the Sun Jet Lease.

               "SUN JET LEASE": the Aircraft Lease Agreement in respect of the Term Loan C Aircraft, dated as of August 8, 1997, and between Sun Jet (as lessee) and the Borrower (as lessor), as the same may be amended, supplemented or modified from time to time.

               "TERM LOAN C": as defined in Section 2.3(c) (together with any advance made in connection with the substitution of a Term Loan C Aircraft or a Term Loan C Aircraft Engine pursuant to Section 2.5(c)).

               "TERM LOAN C AIRCRAFT": means each Aircraft owned from time to time by the Borrower and listed as a Term Loan C Aircraft and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN C AIRCRAFT CHATTEL MORTGAGE": the Aircraft Chattel Mortgage, dated as of the Second Amendment Effective Date, from the Borrower to the Lender with respect to a Term Loan C Aircraft.

               "TERM LOAN C AIRCRAFT ENGINE": means each Aircraft Engine owned from time to time by the Borrower and listed as a Term Loan C Aircraft Engine and described on SCHEDULE I hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

               "TERM LOAN C BORROWING BASE": at any time, an amount equal to 60% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan C Aircraft.

               "TERM LOAN C FACILITY": at any time, the obligation of the Lender to make Term Loan C in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $1,500,000.00 MINUS the aggregate amount of repayments of principal then required to have been made in accordance with SCHEDULE 2.3C.

               "TERM NOTE C": a promissory note of the Borrower evidencing Term Loan C, in form and substance acceptable to the Lender.

          (b)  The definition  of  the  term "Approved Aircraft" in Section
1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""APPROVED AIRCRAFT": means the collective reference to the Term Loan A Aircraft, the Term Loan A Aircraft Engines, the Term Loan B Aircraft, the Term Loan B Aircraft Engines, the Term Loan C Aircraft and the Term Loan C Aircraft Engines."

          (c) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""CREDIT DOCUMENTS": this Agreement, the First Amendment, the Second Amendment, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."

          (d) The definition of "Revolver Reserve" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               ""REVOLVER RESERVE": as of any date, an amount equal to the lesser of (i) the amount, if any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Term Loan A Facility (without regard to any Term Loan A borrowings made prior to or on such date) on such date, the Term Loan B Facility (without regard to any Term Loan B borrowings made prior to or on such date) on such date and the Term Loan C Facility (without regard to any Term Loan C borrowings made prior to or on such date) on such date exceeds the sum of the Term Loan A Borrowing Base on such date, the Term Loan B Borrowing Base and the Term Loan C Borrowing Base on such date."

          (e) The definition of "Term Loan Borrowing Bases" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "TERM LOAN BORROWING BASES": the collective reference to the Term Loan A Borrowing Base, the Term Loan B Borrowing Base and the Term Loan C Borrowing Base.

          (f) The definition of "Term Loan Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "TERM LOAN FACILITIES": the collective reference to the Term Loan A Facility, the Term Loan B Facility and the Term Loan C Facility.

          (f) The definition of "Term Loans" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "TERM LOANS": the collective reference to Term Loan A, Term Loan B and Term Loan C.

          2. AMENDMENTS TO SECTION 2.3. (a) subsection (a) of Section 2.3 of the Existing Credit Agreement is hereby amended by deleting the parenthetical in the seventh line thereof in its entirety and replacing it with the following: "(without regard to the Term Loan B Facility, the Term Loan B Borrowing Base, the Term Loan C Facility or the Term Loan C Borrowing Base)"

          (b) Section 2.3 of the Existing Credit Agreement is hereby amended by deleting subsection (b) in its entirety and replacing it with the following:

               "(b)Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan B Aircraft or Term Loan B Aircraft Engines pursuant to Section 2.5(b) hereof, "TERM LOAN B") on the First Amendment Effective Date in the principal amount of the lesser of (a) the Term Loan B Facility on such date and (b) the Term Loan B Borrowing Base on such date. Term Loan B shall be dated the First Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in SCHEDULE 2.3B hereto, and bear interest for the period from the First Amendment Effective Date on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3.1. All payments of principal thereof shall reduce the Term Loan B Facility on a dollar-for-dollar basis.

               (c) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan C Aircraft or Term Loan C Aircraft Engines pursuant to Section 2.5(c) hereof, "TERM LOAN C") on the Second Amendment Effective Date in the principal amount of the lesser of (a) the Term Loan C Facility on such date and (b) the Term Loan C Borrowing Base on such date. Term Loan C shall be dated the Second Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in SCHEDULE 2.3C hereto, and bear interest for the period from the Second Amendment Effective Date on the unpaid principal amount thereof at the applicable interest rates per annum specified in Section 3.1. All payments of principal thereof shall reduce the Term Loan C Facility on a dollar-for-dollar basis. "

          3. AMENDMENTS TO SECTION 2.5. Section 2.5 of the Existing Credit Agreement is hereby amended by inserting the following as subsection
(c) at the end of such Section:

               "(c) At the request of the Borrower and after substitution of a Term Loan C Aircraft or a Term Loan C Aircraft Engine (the "SUBSTITUTE TERM LOAN C AIRCRAFT OR ENGINE") for a Term Loan C Aircraft or a Term Loan C Aircraft Engine which has been sold or has suffered an Event of Loss within six months after repayment of Term Loan C to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the lesser of (i) 60% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan C Aircraft or Engine, less any applicable Collateral Reserve, and
     (ii) the amount, if any, by which (A) $1,500,000.00 MINUS all repayments of principal made, or required to have been made on or prior to the date of such advance in accordance with SCHEDULE 2.3C hereto exceeds (B) the outstanding principal balance of Term Loan C on such date (prior to the making of such advance). Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan C for all purposes hereunder and shall increase the Term Loan C Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan C shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance TIMES
     (y) a fraction the numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."

          4. AMENDMENTS TO SECTION 3.2(B). Section 3.2(b) of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(b) The Borrower may at any time and from time to time prepay any or all of the Term Loans, in whole or in part, without premium or penalty after giving to the Lender notice, which must be received by the Lender no later than 12:00 noon, New York City time on the date of such prepayment and which must specify the date and amount of prepayment and identify the Term Loan as to which such prepayment relates. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein with respect to the Term Loan specified therein and the amount of such payments shall be applied against scheduled repayments of principal thereof on a PRO RATA basis and shall reduce the related Term Loan Facility on a dollar-for-dollar basis."

          5. AMENDMENTS TO SECTION 3.3. Paragraph (b) of Section 3.3 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Term Loans exceeds an amount equal to the sum of the Term Loan Borrowing Bases and the Revolver Reserve, the Borrower shall immediately prepay the Term Loans in an aggregate amount equal to the amount of such excess. The amount of such payment shall reduce the Term Loan Facilities on a dollar-for-dollar basis and shall be applied (A) first against the repayment of Term Loan A to the extent that the outstanding principal amount of Term Loan A exceeds the Term Loan A Borrowing Base, then against the repayment of Term Loan B to the extent that the outstanding principal amount of Term Loan B exceeds the Term Loan B Borrowing Base, and then against the repayment of Term Loan C, and (B) in each such case, against scheduled repayments of principal on a PRO RATA basis.

               (ii) Without in any way limiting  the  provisions  of clause
     (i) of this Section 3.3(b), if at any time during the period commencing with and including month 25 and ending with and including month 35, in each case as set forth on SCHEDULE 2.3B hereto, the outstanding principal amount of Term Loan B exceeds the sum of (i) the Term Loan B Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A and (iii) the excess, if any, of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, the Borrower shall immediately prepay Term Loan B in an amount equal to such deficiency.

               (iii) Without in any way limiting  the  provisions of clause
     (i) of this Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on SCHEDULE 2.3C hereto, the outstanding principal amount of Term Loan C exceeds the sum of (i) the Term Loan C Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A and (iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, the Borrower shall immediately prepay Term Loan C in an amount equal to such deficiency."

          6.   AMENDMENTS   TO  SECTION  3.5(E).  The  THIRD   and   FOURTH
enumerated paragraphs of Section 3.5(e) of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following:

               "THIRD, to the payment in full of the outstanding principal of the Revolver Advances and, upon the occurrence and during the continuance of an Event of Default, at the option of the Lender, to the payment in full of the outstanding principal of any or all of the Term Loans;

               FOURTH, to the payment in full of all other Obligations then due and payable (including, without limitation, any installment of principal of any or all of the Term Loans then due and payable); and"

          7.   AMENDMENTS  TO SECTION 3.5(F). Subsections (ii) and (iii) of
Section 3.5(f) of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following:

               "(ii) if, after termination of such Aircraft Lease, return to the Borrower of the related Aircraft and receipt by the Lender of an Appraisal with respect thereto, (x) the amount of Loans outstanding does not exceed the sum of the Term Loan Borrowing Bases and the Revolver Borrowing Base, (y) no Event of Default shall have occurred and be continuing, and (z) Borrower certifies in writing to Lender that it does not intend to take the related Aircraft out of service and/or part out such Aircraft, the Lender shall, upon request of the Borrower, pay such funds to the Borrower if and to the extent required by such Aircraft Lease; and

               (iii) if, after termination of such Aircraft Lease such funds are not required to be paid to the lessee thereunder and (x) the amount of Loans outstanding exceeds the sum of the Term Loan Borrowing Base and the Revolver Borrowing Base, (y) an Event of Default shall have occurred and be continuing, or (z) Borrower fails to certify in writing to the Lender that it does not intend to take the related Aircraft out of service and/or part out such Aircraft, the Lender shall apply such funds in accordance with the provisions of paragraph
     (e) of this Section 3.5.

          8.   AMENDMENTS  TO  SECTION   3.5(G).   Section  3.5(g)  of  the
Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

               "(g)The Borrower agrees that, upon the request by the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("TERM Note A"), (ii) a promissory note of the Borrower evidencing Term Loan B of the Lender, in form and substance acceptable to the Lender ("TERM NOTE B"), (iii) a promissory note of the Borrower evidencing Term Loan C of the Lender, in form and substance acceptable to the Lender ("TERM NOTE C"), and/or (iv) a promissory note of the Borrower evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "REVOLVER NOTE")."

          9. AMENDMENTS TO SECTION 6.2(C). Section 6.2(c) is hereby deleted in its entirety and replaced by the following:

               "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base and the Term Loan C Borrowing Base (but only, (i) in the case of the Term Loan A Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Term Loan A Borrowing Base changes from the amount thereof most recently reported, (ii) in the case of the Term Loan B Borrowing Base, in connection with the delivery of such certificate on the First Amendment Effective Date and in each case that the Term Loan B Borrowing Base changes from the amount thereof most recently reported), and (iii) in the case of the Ten-n Loan C Borrowing Base, in connection with the delivery of such certificate on the Second Amendment Effective Date and in each case that the Term Loan C Borrowing Base changes from the amount thereof most recently reported), in each case as of the immediately preceding Business Day, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;

          10. AMENDMENTS TO SCHEDULE I. Schedule I to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on
Schedule I hereto.

          11. AMENDMENTS TO SCHEDULE 1.1. Schedule 1.1 to the Existing Credit Agreement is hereby amended in its entirety to read as is set forth on Schedule 1.1 hereto.

          12. AMENDMENTS TO SCHEDULES 2.3A AND 2.3B. Schedules 2.3A and 2.3B are hereby amended to include Schedule 2.3C, which shall read as is set forth on Schedule 2.3C hereto.

                                ARTICLE IV.
                        Conditions to Effectiveness

          This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "SECOND AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

          1.   The  following  documents   shall  have  been  executed  and
delivered by each party thereto:

          (i)  this Amendment;

          (ii) the Term Loan C Aircraft Chattel Mortgage;

          (iii) the Sun Jet Aircraft Lease;

          (iv) the Sun Jet Consent and Agreement;

          (v)  the Term Note C; and

          (vi) all Uniform Commercial Code financing statements on Form UCC-1 and UCC-3 required by the Lender.

         2. The Lender shall have received executed legal opinions of King & Spalding, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the Second Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other Second Amendment Documents as the Lender may reasonably require.

         3. The Lender shall have received the executed legal opinion of Crowe & Dunlevy, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Amendment and the matters contemplated hereby (including, without limitation, opinions as to the effectiveness of the filing of the Term Loan C Aircraft Chattel Mortgage and the Sun Jet Aircraft Lease with the FAA). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other Second Amendment Documents as the Lender may reasonably require.

         4. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Aircraft Acquisition and the execution, delivery and performance of this Amendment and the other Second Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Second Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          5.   The  Lender  shall  have  received  a  certificate   of  the
Secretary or an Assistant Secretary of the Borrower, dated the Second Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing each Second Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          6.   The  Lender  shall  have  received   certificates  from  the
Borrower, stating that its Governing Documents have not been amended since September 30, 1996.

          7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

          8. The Lender shall have received all chattel paper original copies of the Sun Jet Lease and all documents required to be delivered under Article Three of the Term Loan C Aircraft Chattel Mortgage.

          9. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

          10. No Default or Event of Default shall have occurred and be continuing.

          11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Second Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          12. The Lender shall have received a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, and the Term Loan C Borrowing Base, in each case as of the Business Day immediately preceding the Second Amendment Effective Date, with appropriate insertions and dated the Second Amendment Effective Date, satisfactory in form and substance to the Lender, executed by a Responsible Officer or any Vice President of the Borrower.

          13. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement and Section 5(o) of the Borrower Security Agreement shall have been satisfied with respect to the Term Loan C Aircraft.

          14. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of a duly executed Aircraft Chattel Mortgage with the FAA and financing statements on forms UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Term Loan C Aircraft shall have been completed.

          15. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is a party.

                                ARTICLE V.
                               Miscellaneous

          1. CLOSING FEE; PAYMENT OF EXPENSES. (a) On the First Amendment Effective Date, the Borrower shall pay to the Lender in immediately available funds a fee equal to $15,000.00 (which shall be in addition to all fees paid to the Lender prior to the execution and delivery of this Amendment). The Lender is hereby authorized to withhold the amount of such fee from the proceeds of Term Loan C.

          (b) Without limiting its obligations under Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Second Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

          2. SUN JET AIRCRAFT LEASE SUPPLEMENT AND RECEIPT. Borrower hereby agrees that it shall deliver to the Lender an original executed copy of the Sun Jet Aircraft Lease Supplement and Receipt immediately upon its execution and delivery by the Borrower and Sun Jet.

          3. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

         4. ACKNOWLEDGMENT. The Borrower hereby acknowledges that the Sun Jet Consent and Agreement constitutes a Consent and Agreement under the Agreement and the Term Loan C Aircraft Chattel Mortgage constitutes an Aircraft Chattel Mortgage under the Agreement.

          5. AFFIRMATION BY BORROWER. The Borrower hereby consents to the execution and delivery of this Amendment and each of the other Second Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.

         6. GOVERNING LAW, COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                          [SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.



                              By
                                     Name:
                                     Title:


                              BNY FINANCIAL CORPORATION



                              By
                                     Name:
                                     Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to b( duly executed and delivered as of the day and year first above written.


                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.



                              By
                                     Name:
                                     Title:


                              BNY CORPORATION


                              By
                                   Name:
                                   Title:

SCHEDULE I


                 APPROVED AIRCRAFT, APPROVED AIRCRAFT LEASES-
                 PERMITTED JURISDICTIONS AND PERMITTED LESSEES


TERM LOAN A AIRCRAFT:

     DESCRIPTION                   REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   McDonnell Douglas DC9-14         N949L           45844
2.   McDonnell Douglas DC9-15F        N9357           47156

TERM LOAN A ENGINES

     DESCRIPTION                   MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-7          654823
2.   Pratt & Whitney JT8D-7          649055
3.   Pratt & Whitney JT8D-7          653893
4.   Pratt & Whitney JT8D-7          656961
5.   Pratt & Whitney JT8D-7          653327
6.   Pratt & Whitney JT8D-9          666227

TERM LOAN B AIRCRAFT

     DESCRIPTION                   REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   Boeing B-727-044F               N94GS            18892
2.   Boeing B-727-031F               N21ONE           18903
3.   Boeing B-727-031F               N22ONE           18905

TERM LOAN B ENGINES

     DESCRIPTION                   MANUFACTURER SERIAL NO.

1.   Pratt & Whitney JT8D-7          654550
2.   Pratt & Whitney JT8D-7          655463
3.   Pratt & Whitney JT8D-7          649033
4.   Pratt & Whitney JT8D-7          654150
5.   Pratt & Whitney JT8D-7          654055
6.   Pratt & Whitney JT8D-7          655321
7.   Pratt & Whitney JT8D-7          648897
8.   Pratt & Whitney JT8D-7          649406
9.   Pratt & Whitney JT8D-7          649368

TERM LOAN C AIRCRAFT

     DESCRIPTION                   REGISTRATION NO. MANUFACTURER SERIAL NO.


1.   McDonnell Douglas DC-9-51       N919PJ           47663



TERM LOAN C ENGINES

     DESCRIPTION                   MANUFACTURER SERIAL NO.


1.   Pratt & Whitney JT8D-17         P688741
2.   Pratt & Whitney JT8D-17         P688116B


APPROVED AIRCRAFT LEASES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through  March  19,1999,  plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.

5.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount:   $60,000 per month plus "D" check reserves of $75 per flight hour,
$55 per
          Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

PERMITTED JURISDICTIONS:

     WITH RESPECT TO APPROVED AIRCRAFT OTHER THAN TERM LOAN C AIRCRAFT:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
          United States of Mexico

     WITH RESPECT TO TERM LOAN C AIRCRAFT:

          Canada
          Mexico
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands) the Bahamas
          Bermuda
          Honduras
          Guatemala
          Belize
          Costa Rica
          Panama
          Jamaica
          Cayman Islands
          Dominican Republic
          Puerto Rico
          British Virgin Islands
          Turks and Caios Islands
          Anguilla
          Saint Vincent and Grenadines
          Montserrat
          Antigua and Barbuda
          Guadeloupe
          Dominica
          Martinique
          Barbados
          Grenada
          Aruba
          Saint Lucia
          Netherlands Antilles
          Trinidad and Tobago

          WITH RESPECT TO ELIGIBLE ACCOUNTS:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)

     WITH RESPECT TO ELIGIBLE LEASE PAYMENT RECEIVABLES:

          Canada
          United States of America (including the continental U.S. and Alaska, Hawaii and the U.S. Virgin Islands)
          United States of Mexico


PERMITTED LESSEES:

1. Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the
         Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5. Property subject to lease: (5) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Express One International, Inc.
Term: March 3. 1997 through  ___________  in accordance with Section 2.2 of the Lease.
Amount: $8,000 per engine per month plus $65 per operating cycle or hour per engine (whichever is greater).

6.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
          October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount: $60,000 per month plus "D" check reserves of $75 per flight hour, $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

                               SCHEDULE 1.1



                AIRCRAFT.  AIRCRAFT ENGINES AND AIRCRAFT LEASES


AIRCRAFT AND AIRCRAFT ENGINES:

     DESCRIPTION                   REGISTRATION NO. MANUFACTURER SERIAL NO.

1.   AIRCRAFT:
     McDonnell Douglas DC9-14         N949L           45844
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                     656961
     Pratt & Whitney JT8D engine                     653327

2.   AIRCRAFT:
     McDonnell Douglas DC9-15F        N9357           47156
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine                     653893
     Pratt & Whitney JT8D engine                     649055

3.   AIRCRAFT ENGINES:
     Pratt & Whitney JT8D engine 654823


4.   AIRCRAFT:
     Boeing 727-044F                  N94GS           18892
     AIRCRAFT ENGINE:
     Pratt & Whitney JT8D-7 engine                   654550
     Pratt & Whitney JT8D-7 engine                   655463
     Pratt & Whitney JT8D-7 engine                   649033


5.   AIRCRAFT:
     Boeing 727-031F                 N21ONE           18903
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7 engine                   654150
     Pratt & Whitney JT8D-7 engine                   654055
     Pratt & Whitney JT8D-7 engine                   655321

 6.  AIRCRAFT:
     Boeing 727-03 IF N22ONE 18905
     AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-7 engine                   648897
     Pratt & Whitney JT8D-7 engine                   649406
     Pratt & Whitney JT8D-7 engine                   649368

7.   AIRCRAFT ENGINES:
     Pratt & Whitney JT8D-9 engine 666227

9.   AIRCRAFT
     McDonnell Douglas DC-9-51 N919PJ 47663

10.  AIRCRAFT ENGINE
     Pratt & Whitney JT8D-17 P688741
     Pratt & Whitney JT8D-17 P688116B

AIRCRAFT LEASE

1 Property subject to lease: (1) Boeing 727-044F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: February 17, 1994 through March 19, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D' check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

2. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through January 22, 1999, plus one day for each day that the Aircraft is undergoing the First 'C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:        $45,000 per month plus "D" check reserves of $75 flight
         hour.
Sublessee: Ryan International Airlines

3. Property subject to lease: (1) Boeing 727-031F Aircraft, (3) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Emery Worldwide Airlines, Inc.
Term: September 2, 1993 through February 1, 1999, plus one day for each day that the Aircraft is undergoing the First "C" Check and work required to comply with the "Aging Aircraft" service bulletins in accordance with Section 6(d) of the Lease.
Amount:   $45,000 per month plus "D" check reserves of $75 per flight hour.
Sublessee: Ryan International Airlines

5. Property subject to lease: (5) Pratt & Whitney JT8D-7 engines and other related equipment.

Lessee:   Express One International, Inc.
Term: March 3, 1997 through                    in  accordance  with Section
          2.2 of the Lease.
Amount: $8,000 per engine per month plus $65 per operating cycle or hour per engine (whichever is greater).

6.   Property subject to lease: (1) McDonnell Douglas DC-9-51 Aircraft, two
     (2) Pratt & Whitney JT8D-17 engines and other related equipment.

Lessee:   Sun Jet International, Inc.
Term: From not later than October 1, 1997 through the earlier of (i)
         October 1, 1999 and (ii) the date on which the next scheduled "D" check is due in accordance with Section 3(b) of the Lease.
Amount:   $60,000 per month plus "D" check reserves of $75 per flight hour,
         $55 per Engine flight hour per Engine and $25 per Airframe flight hour for APU overhaul.

                               SCHEDULE 2.3A

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE

      PRINCIPAL                     PRINCIPAL
    PAYMENT DATE:                  AMOUNT DUE:

     October 31, 1996                $33,333.00
     November 30, 1996               $33,333.00
     December 31, 1996               $33,333.00
     January 31, 1997                $33,333.00
     February 28, 1997               $33,333.00
     March 31, 1997                  $33,333.00
     April 30, 1997                  $33,333.00
     May 31, 1997                    $33,333.00
     June 30, 1997                   $33,333.00
     July 31, 1997                  $354,321.00
     August 31, 1997                 $29,321.00
     September 30, 1997              $29,321.00

     October 31, 1997                $36,651.00
     November 30, 1997               $36,651.00
     December 31, 1997               $36,651.00
     January 31, 1998                $36,651.00
     February 28, 1998               $36,651.00
     March 31, 1998                  $36,651.00
     April 30, 1998                  $36,651.00
     May 31, 1998                    $36,651.00
     June 30, 1998                   $36,651.00
     July 31, 1998                   $36,651.00
     August 31, 1998                 $36,651.00
     September 30, 1998              $36,651.00

     October 31, 1998                $43,981.00
     November 30, 1998               $43,981.00
     December 31, 1998               $43,981.00
     January 31, 1999                $43,981.00
     February 28, 1999            $43,981-00
     March 31, 1999                  $43,981.00
     April 30, 1999                  $43,981.00
     May 31, 1999                    $43,981.00
     June 30, 1999                   $43,981.00
     July 31, 1999                   $43,981.00
     August 31, 1999                 $43,981.00

                 TERM LOAN A PRINCIPAL REPAYMENT SCHEDULE


      PRINCIPAL                     PRINCIPAL
    PAYMENT DATE:                  AMOUNT DUE:

     September 30, 1999              $43,981.00

     October 31, 1999                $51,311.00
     November 30, 1999               $51,311.00
     December 31, 1999               $51,311.00
     January 31, 2000                $51,311.00
     February 29, 2000               $51,311.00
     March 31, 2000                  $51,311.00
     April 30, 2000                  $51,311.00
     May 31, 2000                    $51,311.00
     June 30, 2000                   $51,311.00
     July 31, 2000                   $51,311.00
     August 31, 2000                 $51,311.00
     September 30, 2000              $51,311.00

     October 31, 2000                $58,641.00
     November 30, 2000               $58,641.00
     December 31, 2000               $58,641.00
     January 31, 2001                $58,641.00
     February 28, 2001               $58,641.00
     March 31, 2001                  $58,641.00
     April 30, 2001                  $58,641.00
     May 31, 2001                    $58,641.00
     June 30, 2001                   $58,641.00
     July 31, 2001                   $58,641.00
     August 31, 2001                 $58,641.00
     September 30, 2001              $58,641.00

                                SCHEDULE 2.3B

                  TERM LOAN B PRINCIPAL REPAYMENT SCHEDULE

      PRINCIPAL                     PRINCIPAL
    PAYMENT DATE                   AMOUNT DUE

     March 31, 1997                  $85,000.00
     April 30, 1997                  $85,000.00
     May 31, 1997                    $85,000.00
     June 30, 1997                   $85,000.00
     July 31, 1997                   $85,000.00
     August 31, 1997                 $85,000.00
     September 30, 1997              $85,000.00
     October 31, 1997                $85,000.00
     November 30, 1997               $85,000.00
     December 31, 1997               $85,000.00
     January 31, 1998                $85,000.00
     February 28, 1998               $85,000.00
     March 31, 1998                  $85,000.00

     April 30, 1998                  $95,000.00
     May 31, 1998                    $95,000.00
     June 30, 1998                   $95,000.00
     July 31, 1998                   $95,000.00
     August 31, 1998                 $95,000.00
     September 30, 1998              $95,000.00
     October 31, 1998                $95,000.00
     November 30, 1998               $95,000.00
     December 31, 1998               $95,000.00
     January 31, 1999                $95,000.00
     February 28, 1999               $95,000.00
     March 31, 1999                  $95,000.00

     April 30, 1999                       $0.00
     May 1, 1999                          $0.00
     June 30, 1999                        $0.00
     July 31, 1999                        $0.00
     August 31, 1999                      $0.00
     September 30, 1999                   $0.00
     October 31, 1999                     $0.00
     November 30, 1999                    $0.00
     December 31, 1999                    $0.00
     January 31, 2000                     $0.00
     February 29, 2000                    $0.00

      PRINCIPAL                     PRINCIPAL
    PAYMENT DATE                   AMOUNT DUE

     March 31, 2000               $1,590,000.00

                                SCHEDULE 2.3C

                  TERM LOAN C PRINCIPAL REPAYMENT SCHEDULE

      PRINCIPAL                     PRINCIPAL
    PAYMENT DATE                   AMOUNT DUE

     September 30, 1997              $50,000.00
     October 31, 1997                $50,000.00
     November 30, 1997               $50,000.00
     December 31, 1997               $50,000.00
     January 31, 1998                $50,000.00
     February 28, 1998               $50,000.00
     March 31, 1998                  $50,000.00

     April 30, 1998                  $50,000.00
     May 31, 1998                    $50,000.00
     June 30, 1998                   $50,000.00
     July 31, 1998                $50,000-00
     August 31, 1998                 $50,000.00
     September 30, 1998           $50,000-00
     October 31, 1998                $50,000.00
     November 30, 1998            $50,000-00
     December 31, 1998               $50,000.00
     January 31, 1999                $50,000.00
     February 28, 1999               $50,000.00
     March 31, 1999                  $50,000.00

     April 30, 1999                  $50,000.00
     May 1, 1999                     $50,000.00
     June 30, 1999                        $0.00
     July 31, 1999                        $0.00
     August 31, 1999                      $0.00
     September 30, 1999                   $0.00
     October 31, 1999                     $0.00
     November 30, 1999              $450,000.00